                                                                    Exhibit 1.02

                           ADDITIONAL SELLER AGREEMENT

                                                              ________________
                                                                   (Date)

Dean Witter Reynolds Inc.
Two World Trade Center, 62nd Floor
New York, New York 10048

Ladies and Gentlemen:

            Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Currency L.P., and Morgan Stanley Dean Witter Spectrum Commodity L.P. (collectively, the "Partnerships," and individually, a "Partnership"), each a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, are proposing concurrently to offer and sell, and issue, up to 11,000,000, 33,000,000, 19,000,000, 11,000,000, 15,000,000, and
7,000,000 units of limited partnership interest (the "Units"), respectively, in accordance with the terms and conditions set forth in the Amended and Restated Selling Agreement, dated as of o (the "Selling Agreement"), among you, each of the Partnerships, and Demeter Management Corporation, a Delaware corporation which is the general partner of each of the Partnerships (the "General Partner"), and in accordance with the effective registration statements on Form S-1 listed in Schedule A attached hereto, including the exhibits and any amendments thereto, as filed by the Partnerships with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements, in the form in which they have become effective under the 1933 Act, are herein referred to each individually as a "Registration Statement," and collectively as the "Registration Statements," and the prospectus constituting a part of the last Registration Statement under the 1933 Act in the form last filed with the SEC pursuant to Rule 424 under the 1933 Act, together with any supplements thereto, is herein referred to as the "Prospectus."

            Pursuant to the Selling Agreement, you were appointed the selling agent for the Units to use your best efforts to offer and sell Units and, in that connection, you were authorized under the Selling Agreement to appoint, with the written approval of the General Partner, as your agent to make offers and sales of Units, certain securities brokers or dealers (each such broker or dealer, an "Additional Seller"). All capitalized terms used herein shall have the meanings ascribed to them in the Selling Agreement unless otherwise defined herein or unless the context indicates otherwise.

            On the basis of the terms, conditions, and agreements contained in this Agreement, we agree with you as follows:

            1. We agree to become an Additional Seller, to use our best efforts to offer and sell the Units on the terms stated in this Agreement, the Selling Agreement, the Registration Statements, and the Prospectus, and to comply with the terms and conditions of this Agreement and the Selling Agreement in making offers and sales of Units.

            2. We, as an Additional Seller, represent and warrant to you, as follows:

            (a) We are a corporation, partnership, or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction indicated on the signature page hereof, and are qualified to do business and are in good standing in each jurisdiction in which the nature or conduct of our business requires such qualification and where the failure to be so qualified could materially adversely affect our ability to perform our obligations hereunder. We have full power and authority under applicable law to conduct our business and perform our obligations under this Agreement.

            (b) We have all U.S. federal and state, and non-U.S. regulatory and self-regulatory approvals, licenses, registrations, and memberships, and have effected all filings with U.S. federal and state, and non-U.S. governmental regulators and self-regulatory organizations required to conduct our business and required to perform our obligations under this Agreement. Specifically, we are either: (i) a broker or dealer who is (A) registered and in good standing as such with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (B) registered or licensed and in good standing as such under the respective securities laws of the 50 states, the District of Columbia, and Puerto Rico, where such registration or licensing is required for us to consummate offers and sales of Units as contemplated by this Agreement, and (C) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); or (ii) a non-U.S. broker or dealer not eligible for membership in the NASD, in which case we agree: (A) to make no offers or sales of Units within the United States, its territories or possessions, or areas subject to its jurisdiction, or to persons who are citizens thereof or residents therein, (B) that in making offers and sales of Units, we will comply with the "Free-Riding and Withholding Interpretation" in IM-2110-1 to NASD Conduct Rule 2110, and NASD Conduct Rules 2730 and 2750, as if we were a member of the NASD, and NASD Conduct Rule 2420 as it applies to a non-member non-U.S. broker or dealer, (C) that we will not offer or sell any Units in any non-U.S. jurisdiction until we effect, at our cost and expense, any and all registration or qualification filings with regard to the Units, the Partnerships or the General Partner as may be required under the securities or other laws of such jurisdiction (we will provide you, at our cost and expense, an opinion of qualified counsel, satisfactory in form and substance to you, confirming that any such filings have been properly effected, or that no such filings were required, prior to the time a Subscription and Exchange Agreement and Power of Attorney, in the form annexed to the Prospectus as Exhibit B (the "Subscription Agreement"), is delivered by a resident of any non-U.S. jurisdiction), and (D) that because limited partners in the Partnerships have a right of exchange (redemption of Units and purchase of Units with the proceeds of the redemption) among the Partnerships, we will maintain and update as necessary, at our cost and expense, any required registration or qualification filings effected pursuant to the immediately preceding clause (C) so long as any person resident in such non-U.S. jurisdiction remains a Limited Partner.

            (c) This Agreement has been duly and validly authorized, executed, and delivered by us and constitutes our valid and binding agreement, enforceable against us in accordance with its terms.

            (d) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, and the consummation of the transactions contemplated herein will not violate, or constitute a breach of, or default under, our certificate of incorporation or bylaws, partnership certificate or agreement, or other organizational document, or any other agreement or instrument by which we are bound or any order, law, rule, or regulation applicable to us of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over us.

            3. It is understood and agreed that we shall not, without your prior written approval, publish, circulate, distribute, or otherwise use any advertisement or solicitation material relating to the Units, other than the Prospectus and any other selling literature supplied by you to us expressly for such purpose ("Selling Literature"). We understand and acknowledge that we are not authorized by you, the General Partner, or any Partnership to make any representations in connection with the offering of Units other than those contained in the Prospectus. It is agreed that, upon our written request, you shall provide us with copies of the Registration Statements.

            4. We will offer and sell Units only to persons who satisfy the suitability and/or minimum investment requirements set forth in the Prospectus and the Subscription Agreement (and as may be required by the law of any non-U.S. jurisdiction in which we may offer Units) and who, to the General Partner's satisfaction, complete a Subscription Agreement. We will conduct a thorough review of the suitability of each subscriber for Units. We will forward subscriptions to the General Partner's office at Two World Trade Center, 62nd Floor, New York, New York 10048-0026 (or such other office as you may notify us), no later than noon of the first business day following our receipt of an acceptable Subscription Agreement from a subscriber for Units, by mail or courier, so that the General Partner should receive such Subscription Agreement at least five business days prior to the applicable Monthly Closing. We will arrange for the opening of a customer account with you for each such subscriber for the purpose of paying for subscriptions, crediting of interest thereon, redemptions of Units, and receipt of any distributions thereon. We understand that subsequent to its review of each Subscription Agreement, the General Partner will notify us, and we shall notify each subscriber by the business day following our receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription. We understand that the General Partner may reject subscriptions, in whole or in part, for any reason, and we agree that we shall not be entitled to commissions with respect to any rejected subscriptions. All payments for subscriptions by subscribers shall be made as provided under the heading "Subscription Procedure" in the Prospectus. You shall be responsible for the deposit of subscription funds into the Escrow Account as described under the heading "Plan of Distribution" in the Prospectus. You shall be responsible for issuance and delivery of interim receipts to subscribers.

            5. We will offer and sell Units in compliance with the requirements set forth in the Registration Statements, the Prospectus (particularly under the captions "Summary -- Investment Requirements," "Plan of Distribution," "Subscription Procedure," and "Purchases by Employee Benefit Plans -- ERISA Considerations"), the Subscription Agreement, the Selling Agreement, and this Agreement. We will deliver a Prospectus to each subscriber to whom we sell Units at least five (5) business days prior to the "Initial Closing", or "Monthly Closing" (as defined in the Prospectus) at which the Units subscribed for will be issued. We will comply fully at all times with all applicable U.S. federal and state, and non-U.S. securities and commodities laws (including, without limitation, the 1933 Act, the 1934 Act, the Commodity Exchange Act, as amended (the "CEAct"), and the securities laws of the jurisdictions in which we solicit subscriptions), and all applicable requirements of the NASD (including NASD Conduct Rule 2810, particularly paragraphs (b)(2) and (3) thereof), the Board of Governors of the Federal Reserve System, and all other securities and commodities exchanges, governmental regulators and self-regulatory organizations that have jurisdiction over us or over the offer and sale of Units by us.

            6. Specifically, if we are a member of the NASD, (a) we will not permit the purchase of any Units by a customer account over which we have discretionary authority without the prior written approval by the customer owning such account; (b) we confirm that we have reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus, which provides a basis for evaluating the Partnerships; (c) we confirm that in determining the adequacy of disclosed facts pursuant to clause
(b), we have obtained information on material facts relating to: (i) items of compensation, (ii) tax aspects, (iii) financial stability and experience of the General Partner, and (iv) the Partnerships' conflicts and risk factors; (d) we will take such measures as are reasonably necessary to assure ourselves that (i) our registered principals and representatives have informed each subscriber of all pertinent facts relating to the liquidity and marketability of the Units, and (ii) in recommending the purchase or redemption of Units, or the exchange of Units in one Partnership for Units in another Partnership, as described under "Exchange Privilege" in the Prospectus (an "Exchange"), our registered principals and representatives have reasonable grounds to believe, on the basis of information obtained from each subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by such registered principal or representative, that: (A) such subscriber is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, (B) such subscriber has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and (C) the purchase of Units is otherwise suitable for such subscriber; and (e) it is understood that the General Partner will maintain in its files, located c/o Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, each subscriber's Subscription Agreement for not less than six years, and we will maintain, at our respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each such subscriber.

            7. Promptly after each closing, you shall pay to us for each Unit subscribed, accepted, and paid for through our efforts, a commission of ___% of the Net Asset Value of each such Unit as of the closing as of which the Unit is issued. Your determination of the amount payable to us, if any, shall be conclusive. In addition, if we are legally qualified or permitted to receive additional compensation, as provided in Section 5(h) of the Selling Agreement, you agree to pay to us, as additional compensation, an amount equal to _____% of the monthly brokerage fees received by you from each Partnership and attributable to the outstanding Units sold by us. Such additional compensation shall be in consideration of and is contingent upon our agreement (which we hereby undertake to perform) to provide additional services in connection with Units sold by us, including: (a) inquiring of the General Partner from time to time, at the request of a Limited Partner, as to the Net Asset Value of a Unit; (b) inquiring of the General Partner, at the request of a Limited Partner, as to the futures markets and the activities of the Partnerships; (c) responding to questions of Limited Partners from time to time with respect to monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners from time to time as to when and whether to make additional investments or to redeem or Exchange Units; (e) assisting Limited Partners in the redemption or Exchange of Units; and (f) providing such other services as Limited Partners from time to time may reasonably request. We understand and agree that no portion of such additional compensation may be paid to our employees unless such employees meet the qualifications set forth in Section 5(g) of the Selling Agreement and have actually performed the above services for the Limited Partners holding Units sold by us. Acceptance of compensation hereunder shall constitute a representation by us that we have complied with all of the provisions of this Paragraph 7 and this Agreement, and that we shall comply with the provisions of this Paragraph 7 so long as we shall continue to receive any additional compensation hereunder as specified in this Paragraph 7. We shall not be entitled to a commission in any case in which it is determined by you or the General Partner that the solicitation by us was made in violation of the securities or commodities laws of any applicable jurisdiction. It is understood that any compensation payable to us hereunder is payable solely from your funds, and neither any Partnership, the General Partner, any subscriber, nor any Limited Partner shall be liable or responsible therefor.

            8. This Agreement shall terminate upon the termination of the offering pursuant to the Selling Agreement and may be terminated by either party upon ten (10) days' prior written notice to the other. Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease, except (a) the indemnities set forth in Paragraph 10 hereof, (b) the obligations to settle accounts hereunder, (c) our obligations under Paragraph 2(b)(ii)(D) and Paragraph 9 hereof, and (d) your agreement to provide additional compensation and our obligations in connection therewith set forth in Paragraph 7 hereof.

            9. We authorize you to deduct from any compensation that we may receive under Paragraph 7 all transfer taxes, if any, paid by you for our account with respect to sales of Units made through our efforts. We agree to pay our proportionate share of any amount asserted against and discharged by you and the other Additional Sellers, or any of them, based on the claim that you and the Additional Sellers constitute an association, unincorporated business, or other separate entity, including any expense incurred in defending against such claim.

            10. (a) We agree to indemnify, hold harmless, and defend you, the General Partner, each Partnership, each Trading Advisor, and any other Commodity Broker for a Partnership against any loss, claim, damage, liability, cost, and expense, joint or several (including attorneys' and accountants' fees and expenses reasonably incurred in investigating or defending any demands, claims, or lawsuits), to which you or any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the securities law of any jurisdiction, or otherwise (including in connection with the settlement of claims approved in advance by us and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense arises out of, or is based upon a breach by us of any representation, warranty, or agreement in this Agreement, or the failure by us to perform any covenant made by us herein. The indemnity agreement in this subparagraph (a) shall be in addition to any liability that we may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who would be deemed a controlling person (within the meaning of Section 15 of the 1933 Act) of you, the General Partner, any Partnership, any Trading Advisor, or any other Commodity Broker.

            (b) Promptly after receipt by an indemnified party under subparagraph (a) above of notice of the commencement of any action, claim, or proceeding to which such subparagraph may apply, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party thereunder; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party otherwise than under such subparagraph, except to the extent that such omission has materially prejudiced the indemnifying party. If any action, claim, or proceeding is brought against an indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party, such approval not to be unreasonably withheld. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party shall not be liable to the indemnified party under subparagraph (a) for any legal and other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

            (c) Notwithstanding subparagraph (b), if, in any action, claim, or proceeding as to which indemnification is or may be available under subparagraph
(a) above, an indemnified party reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified party which are inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action, claim, or proceeding, and shall be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

            (d) In no event will an indemnifying party under this Agreement be liable for the fees and expenses of more than one counsel for any one indemnified party in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party shall indemnify, defend, and hold harmless an indemnified party as provided in subparagraph (a) above.

            11. We agree that under no circumstances shall we engage in any activities hereunder in any jurisdiction unless (a) the Units have been registered or qualified for sale under the securities laws thereof, and (b) we may lawfully so engage in such activities therein.

            12. We acknowledge receipt of copies of the Selling Agreement, the Prospectus, and any Selling Literature provided to us pursuant to Paragraph 3 hereof, and confirm that in executing this Agreement we have relied thereon and upon no other representations whatsoever, either written or oral. We hereby confirm: (a) that we have examined the Selling Agreement, the Prospectus and any such Selling Literature, and we are familiar with the terms of the Units and other terms of the offering; (b) that the information, if any, relating to us which has been furnished by us or on our behalf expressly for use in connection with the Registration Statements, the Prospectus, and any Selling Literature does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Selling Literature, in light of the circumstances under which such statements were made) not misleading; (c) that we are willing to accept the responsibilities of an Additional Seller under the 1933 Act and the CEAct; and (d) that we are willing to proceed with the offering of Units in the manner contemplated. Further, we understand that you may approve of or object to any further amendments to the Registration Statements, the filing of one or more additional registration statements and amendments thereto, or amendments or supplements to the Prospectus and any Selling Literature, without our consent or approval. With respect to the Selling Agreement, we understand that you may in your discretion exercise any right of cancellation or termination and consent to such other changes in the Selling Agreement as you may approve without our consent or approval. You agree that you will: (i) notify us of any such amendment to the Registration Statements, any additional registration statement and any amendment thereto, and shall provide a copy of same to us upon our written request; (ii) notify us of any amendment or supplement to the Prospectus or any Selling Literature, and cause a copy of same to be furnished to us; and (iii) notify us of any material change in the Selling Agreement.

            13. We agree that you shall be under no liability (except for your own lack of good faith and for obligations expressly assumed by you hereunder) to us in respect of any matters connected herewith or action taken by you pursuant hereto for, or in respect of, the form of or the statements contained in the Registration Statements, any additional registration statement, the Prospectus, any Selling Literature, or any amendment or supplement to any of the foregoing documents; the qualification of the Units for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this

Paragraph 13 shall be deemed to relieve you from any liability imposed by the 1933 Act.

            14. Nothing contained herein shall constitute us as partners with you or with other Additional Sellers, and the obligations of ourselves and of all other Additional Sellers are several and not joint.

            15. Any notice from you to us at the address set forth below shall be deemed to have been duly given if mailed, telexed, telegraphed, telecopied, or telephoned and subsequently confirmed in writing to us.

            16. This Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.

            Your acceptance of this Agreement and approval hereof shall be indicated below, whereupon this Agreement shall constitute a binding agreement between us.

                                       Very truly yours,

                                       _______________________________________
                                       Print or Type Name of Additional Seller

                                       By:____________________________________
                                          (Signature of Authorized Signatory)
                                          Name:_______________________________
                                          Title:______________________________

                                       Address:

                                       _______________________________________

                                       _______________________________________

                                       Attention:_____________________________

                                       Telephone No.:_________________________
                                       Telex No.:_____________________________
                                       Telecopier No.:________________________

                                       Type of Organization (Corporation,
                                       Partnership or Other Entity):__________

                                       _______________________________________

                                       State or Other Jurisdiction Where
                                       Organized:_____________________________

Accepted as of ______________:

Dean Witter Reynolds Inc.

By:_______________________________

(Signature of Authorized Officer)
Name:_____________________________

Title:____________________________

                    Schedule A to Additional Seller Agreement

                                                                No. of Units
SEC File No.         Effective Date     Partnership              Registered
------------         --------------     -----------              ----------

33-80146             9/15/94            Global Balanced           2,000,000*
33-80146             9/15/94            Strategic                 4,000,000*
33-80146             9/15/94            Technical                 4,000,000*

333-00494            1/31/96            Global Balanced           5,000,000
333-00494            1/31/96            Strategic                 6,000,000
333-00494            1/31/96            Technical                 9,000,000

333-3222             4/30/96            Global Balanced           1,000,000
333-3222             4/30/96            Strategic                 2,500,000
333-3222             4/30/96            Technical                 5,000,000

333-47831            5/11/98            Technical                 5,000,000

333-47829            5/11/98            Select                    1,500,000

333-68779            7/21/99            Technical                10,000,000
333-68773            1/21/99            Select                    5,000,000

333-o                o                  Select                    4,500,000
333-o                o                  Strategic                 6,500,000
333-o                o                  Global Balanced           3,000,000
333-o                o                  Currency                 15,000,000
333-o                o                  Commodity                 7,000,000

----------
*    Units allocated after SEC effectiveness.